UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                      FORM 8-K


                                   CURRENT REPORT
                          PURSUANT TO SECTION 13 OR 15 (d)
                       OF THE SECURITIES EXCHANGE ACT OF 1934





                                  April 18, 1996
                  Date of Report (Date of earliest event reported)


                                Community Banks, Inc.
               (Exact name of registrant as specified in its charter)





              Pennsylvania                      0-15786     23-2251762
            (State or other jurisdiction      (Commission  (IRS Employer
             of incorporation or organization) File Number) ID No.)




                        150 Market Street
                    Millersburg, Pennsylvania               17061
            (Address of principal executive offices)     (Zip Code)




                                   (717) 692-4781
               (registrant's telephone number, including area code)



                                   Not Applicable
               (Former name, former address and former fiscal year,
                           if changed since last report)













            Item 5.  Other Events.

                     Effective April 18, 1996, the common stock of
            Community Banks, Inc. began trading on the American Stock Exchange. The stock had previously traded on the NASDAQ Small Cap Market System.



            Item 7.  Financial Statements and Exhibits.

                     (c)  Exhibits:

                          (28) Additional Exhibits.

                     The April 16, 1996 press release of the Registrant
            regarding trading on the American Stock Exchange is included on page 3.



































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                                     SIGNATURES



                     Pursuant to the requirements of the Securities
            Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Community Banks, Inc.






            Date:  April 23, 1996      By:/s/   Terry L. Burrows
                                                   Terry L. Burrows
                                                Executive Vice President
                                                Chief Financial Officer






































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                                                         Exhibit 28




                              COMMUNITY BANKS, INC.



          FOR IMMEDIATE RELEASE
          DATE:     April 16, 1996
          CONTACT:  Beth L. Miller, AVP Marketing
                    (717) 692-4781, Fax: (717) 692-2972





                          COMMUNITY BANKS, INC. TO LIST
                         ON THE AMERICAN STOCK EXCHANGE



                    Millersburg, PA-Thomas L. Miller, Chairman and Chief Executive Officer of Community Banks, Inc. (CBI), announced today the Millersburg PA bank holding company and parent company of Community Banks, N.A., will begin trading on the American Stock Exchange (AMEX) effective April 18, 1996.

                    AMEX listings can be found in the business section of most daily newspapers as well as the Wall Street Journal. The new ticker symbol for CBI stock will be "CTY".

                    Investment-brokerage houses that have made a market in Community Banks, Inc. stock include: F.J. Morrissey & Co., Inc., Hopper Soliday & Co., Ryan, Beck & Co., Legg Mason Wood Walker, Inc., Herzog, Heine, Geduld, Inc., The Chicago Corporation, and Sandler O'Neill & Partners, LP. Investors and others seeking financial information about CBI stock may contact Investor Relations at (717) 692-4781 or 1-800-331-8362.

                    Total assets of Community Banks, Inc.
          approximated $393 million on March 31, 1996. Its principal subsidiary, Community Banks, N.A., has 21 office located in Dauphin, Northumberland, Schuylkill and Luzerne counties.











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